As filed with the Securities and Exchange Commission on December 16, 2016

File No. 000-55706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

GetGo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2216538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7414 Hollister Avenue Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

(805) 690-6400

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered

Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Amendment No. 3 to the Registration Statement on Form 10/A incorporates by reference information contained in (a) the proxy statement/prospectus-information statement (the “proxy statement/prospectus-information statement”) dated December 16, 2016 (File No. 333-213651) of LogMeIn, Inc. (“LMI”) filed as Exhibit 99.1 hereto (the “Registration Statement”), (b) the Annual Report on Form 10-K of LMI for the fiscal year ended December 31, 2015 filed as Exhibit 99.2 hereto (the “Form 10-K”), (c) the Quarterly Report on Form 10-Q of LMI for the quarterly period ended September 30, 2016 filed as Exhibit 99.3 hereto (the “Form 10-Q”), and (d) the definitive proxy statement on Schedule 14A of LMI for its 2016 annual meeting of stockholders filed as Exhibit 99.4 hereto (the “LMI Proxy Statement”), which includes the information referenced in Part III of the Form 10-K filed as Exhibit 99.2 hereto. None of the information contained in the proxy statement/prospectus-information statement, the Registration Statement, the Form 10-K, the Form 10-Q or the LMI Proxy Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary—The Companies,” “Information About Merger Sub and LMI,” “Information About the GoTo Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the GoTo Business” of the proxy statement/prospectus-information statement, Item 1 of the Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview ” of the Form 10-K and Form 10-Q. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the proxy statement/prospectus-information statement, Item 1A of the Form 10-K and Part II-Item 1A of the Form 10-Q. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary—Summary Historical Combined Financial Data of the GoTo Business,” “Summary—Summary Historical Consolidated Financial Data of LMI,” “Summary—Summary Unaudited Pro Forma Combined Financial Data of LMI and the GoTo Business,” “Selected Historical Combined Financial Data of the GoTo Business,” “Selected Historical Consolidated Financial Data of LMI” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the GoTo Business” of the proxy statement/prospectus-information statement, Items 7 and 7A of the Form 10-K, and Part I-Items 2 and 3 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Information About the GoTo Business—Property and Facilities” of the proxy statement/prospectus-information statement and Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of LMI” of the proxy statement/prospectus-information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections “The Transactions—Board of Directors and Executive Officers of LMI Following the Merger; Operations Following the Merger” and “Information About Merger Sub and LMI—Information about LMI—Directors and Officers of LMI Before and After the Merger” of the proxy statement/prospectus-information statement, and “Executive Officers,” “Board of Directors, Corporate Governance and Related Matters—Our Board of Directors” and “Board of Directors, Corporate Governance and Related Matters—Director Biographies and Qualifications” of the LMI Proxy Statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Information About Merger Sub and LMI—Information about LMI—Compensation of Executive Officers of LMI after the Merger” and “The Transactions—Interests of Certain Persons in the Merger” of the proxy statement/prospectus-information statement, and “Board of Directors, Corporate Governance and Related Matters—Director Compensation” and “Executive Compensation Discussion and Analysis” (other than the subsection entitled “Compensation Committee Report”) of the LMI Proxy Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “The Transactions—Interests of Certain Persons in the Merger,” “Certain Relationships and Related Party Transactions” and “Information About Merger Sub and LMI—Directors and Officers of LMI Before and After the Merger” of the proxy statement/prospectus-information statement, and “Board of Directors, Corporate Governance and Related Matters—Transactions with Related Persons” of the LMI Proxy Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the sections “Information About Merger Sub and LMI—Information about LMI—Legal Proceedings” and “Information About the GoTo Business—Legal Proceedings” of the proxy statement/prospectus-information statement, Item 3 of the Form 10-K and Part II-Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary—Historical Market Price and Dividend Information of LMI Common Stock,” “Summary—Summary Historical and Pro Forma Per Share Data,” “Historical Per Share Data, Market Price and Dividend Data,” “Description of GetGo Capital Stock,” “Description of Capital Stock of LMI Before and After the Merger” and “Proposal 3—Equity Compensation Plan Information” of the proxy statement/prospectus-information statement, Item 5 of the Form 10-K and “Executive Compensation Discussion and Analysis—Equity Compensation Plan Information” of the LMI Proxy Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On March 31, 2016, GetGo issued 100 shares of its common stock to Citrix Systems, Inc. pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). GetGo did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Description of Capital Stock of LMI Before and After the Merger” and “Description of GetGo Capital Stock” of the proxy statement/prospectus-information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Officers and Directors” of Part II-Item 20 of the Registration Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page F-1 of the proxy statement/prospectus-information statement, Item 8 of the Form 10-K and Part I-Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page F-1 of the proxy statement/prospectus-information statement, Item 8 of the Form 10-K and Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1

Agreement and Plan of Merger, dated as of July 26, 2016, by and among LogMeIn, Inc., Lithium Merger Sub, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.2	Separation and Distribution Agreement, dated as of July 26, 2016, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.3	Amended and Restated Tax Matters Agreement, dated as of September 13, 2016, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc. (incorporated herein by reference to Exhibit 2.3 to the Registration Statement on Form S-4 filed by LogMeIn, Inc., Registration No. 333-213651)

2.4	Form of Employee Matters Agreement, to be entered into by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc. (incorporated herein by reference to Exhibit C of Exhibit 2.2 to the Current Report on Form 8-K filed by Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.5	Form of Intellectual Property License Agreement, to be entered into by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated herein by reference to Exhibit 2.5 to Amendment No. 3 to the Registration Statement on Form S-4 filed by LogMeIn, Inc. on December 13, 2016, File No. 333-213651)

2.6	Form of Transition Services Agreement, to be entered into by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated herein by reference to Exhibit D of Exhibit 2.2 to the Current Report on Form 8-K filed by Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.7	Amendment No. 1, dated as of December 8, 2016, to Agreement and Plan of Merger, dated as of July 26, 2016, by and among LogMeIn, Inc., Lithium Merger Sub, Inc., Citrix Systems, Inc. and GetGo, Inc.**(1)

3.1	Certificate of Incorporation of GetGo, Inc.**

3.2	Bylaws of GetGo, Inc.**

Exhibit Number	Exhibit Description

21.1	List of Subsidiaries of GetGo, Inc.**

99.1	Proxy Statement/Prospectus-Information Statement of LogMeIn, Inc., dated December 16, 2016*

99.2	Annual Report on Form 10-K of LogMeIn, Inc. for the year ended December 31, 2015**

99.3	Quarterly Report on Form 10-Q of LogMeIn, Inc. for the quarterly period ended September 30, 2016**

99.4	Definitive Proxy Statement on Schedule 14A of LogMeIn, Inc.**

*	Filed herewith
**	Previously filed
(1)	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

A list of the exhibits, annexes and schedules to the Agreement and Plan of Merger follows:

Annex A	Term Sheet for Loan Agreement
Annex B	Form of Certificate of Incorporation of Surviving Corporation
Annex C	Form of Bylaws of Surviving Corporation
Annex D	Form of Cooperation Agreement
Carbon Disclosure Letter
Parent Disclosure Letter

A list of the exhibits, annexes and schedules to the Separation and Distribution Agreement follows:

Exhibit A	Internal Reorganization Plan
Exhibit B	Form of IP License Agreement
Exhibit C	Form of Employee Matters Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit E	Forms of Assignment of Intellectual Property
Schedules to Sections 1.1, 2.2 and 2.4

A list of the exhibits, annexes and schedules to the Form of Intellectual Property License Agreement follows:

Schedule A	Certain Definitions
Schedule B	Citrix Licensed IP
Schedule C	SpinCo Licensed IP
Schedule D	SpinCo Codec

A list of the exhibits, annexes and schedules to the Form of Transition Services Agreement follows:

Schedule I	Services To be Provided by Citrix to SpinCo
Schedule II	Services To be Provided by SpinCo to Citrix
Schedule 2.9	Subcontractors

A list of the exhibits, annexes and schedules to Amendment No. 1 follows:

Schedule 1.01(c)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GetGo, Inc.

By:	/s/ Christopher S. Hylen
Name: Christopher S. Hylen
Title: President

Date: December 16, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1

Agreement and Plan of Merger, dated as of July 26, 2016, by and among LogMeIn, Inc., Lithium Merger Sub, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.2	Separation and Distribution Agreement, dated as of July 26, 2016, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.3	Amended and Restated Tax Matters Agreement, dated as of September 13, 2016, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc. (incorporated herein by reference to Exhibit 2.3 to the Registration Statement on Form S-4 filed by LogMeIn, Inc., Registration No. 333-213651)

2.4	Form of Employee Matters Agreement, to be entered into by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc. (incorporated herein by reference to Exhibit C of Exhibit 2.2 to the Current Report on Form 8-K filed by Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.5	Form of Intellectual Property License Agreement, to be entered into by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated herein by reference to Exhibit 2.5 to Amendment No. 3 to the Registration Statement on Form S-4 filed by LogMeIn, Inc. on December 13, 2016, File No. 333-213651)

2.6	Form of Transition Services Agreement, to be entered into by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.(1) (incorporated herein by reference to Exhibit D of Exhibit 2.2 to the Current Report on Form 8-K filed by Citrix Systems, Inc. on July 28, 2016, File No. 0-27084)

2.7	Amendment No. 1, dated as of December 8, 2016, to Agreement and Plan of Merger, dated as of July 26, 2016, by and among LogMeIn, Inc., Lithium Merger Sub, Inc., Citrix Systems, Inc. and GetGo, Inc.**(1)

3.1	Certificate of Incorporation of GetGo, Inc.**

3.2	Bylaws of GetGo, Inc.**

21.1	List of Subsidiaries of GetGo, Inc.**

99.1	Proxy Statement/Prospectus-Information Statement of LogMeIn, Inc., dated December 16, 2016*

99.2	Annual Report on Form 10-K of LogMeIn, Inc. for the year ended December 31, 2015**

99.3	Quarterly Report on Form 10-Q of LogMeIn, Inc. for the quarterly period ended September 30, 2016**

99.4	Definitive Proxy Statement on Schedule 14A of LogMeIn, Inc.**

*	Filed herewith
**	Previously filed
(1)	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

A list of the exhibits, annexes and schedules to the Agreement and Plan of Merger follows:

Annex A	Term Sheet for Loan Agreement
Annex B	Form of Certificate of Incorporation of Surviving Corporation
Annex C	Form of Bylaws of Surviving Corporation
Annex D	Form of Cooperation Agreement
Carbon Disclosure Letter
Parent Disclosure Letter

A list of the exhibits, annexes and schedules to the Separation and Distribution Agreement follows:

Exhibit A	Internal Reorganization Plan
Exhibit B	Form of IP License Agreement
Exhibit C	Form of Employee Matters Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit E	Forms of Assignment of Intellectual Property
Schedules to Sections 1.1, 2.2 and 2.4

A list of the exhibits, annexes and schedules to the Form of Intellectual Property License Agreement follows:

Schedule A	Certain Definitions
Schedule B	Citrix Licensed IP
Schedule C	SpinCo Licensed IP
Schedule D	SpinCo Codec

A list of the exhibits, annexes and schedules to the Form of Transition Services Agreement follows:

Schedule I	Services To be Provided by Citrix to SpinCo
Schedule II	Services To be Provided by SpinCo to Citrix
Schedule 2.9	Subcontractors

A list of the exhibits, annexes and schedules to Amendment No. 1 follows:

Schedule 1.01(c)